UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD
On January 23, 2015, Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with a wholly-owned subsidiary of Winthrop Realty Trust (“Winthrop”) to acquire a majority equity interest in Vintage Housing Holdings, LLC (“VHH”). VHH owns certain interests in 30 multi-family properties totaling 5,485 units. The properties, which were built on average in 2006, are located primarily in Washington (3,796 units), California (756 units) and Nevada (544 units). The purchase price, which was determined through direct negotiations between the Company and Winthrop, was approximately $86 million and represents an approximate 61.5% equity ownership in VHH. Upon the closing of the transaction, the property developer and current manager of VHH will own the remaining 38.5% of the equity interests and maintain its role as manager.
Including the assumption of approximately $328 million of property debt, along with third party equity interests and unrestricted cash, the Company’s purchase values the 30 property portfolio at approximately $486 million. During fiscal year 2014, the portfolio produced net operating income of approximately $32 million. During 2014, three of the properties with 830 units were in lease up, including a 231-unit property that completed lease up in March 2014, a 204-unit property that completed lease up in September 2014 and a 395-unit property that completed lease up in January 2015.
The Company’s deposit of approximately $7.5 million under the Purchase Agreement became non-refundable on February 13, 2015. The closing of the acquisition is expected to be consummated in the first half of 2015, subject to customary closing conditions. Including the units that the Company would acquire upon the closing of this transaction, the Company will own interests in 25,966 multifamily units worldwide.
The information in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. The historical financial information provided in this report relating to the properties was provided to the Company during the diligence process in connection with entering into the Purchase Agreement and related documentation. Such information was not audited by us or our independent registered public accountants and is not a guarantee of future performance, which may be adversely affected by many factors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer